UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 24, 2018
Date of Report (Date of earliest event reported)

TechnipFMC plc
(Exact name of registrant as specified in its charter)

England and Wales	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One St. Paul’s Churchyard
London, EC4M 8AP
United Kingdom
(Address of Principal Executive Offices) (Zip Code)
+44 203 429 3950
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 24, 2018, TechnipFMC plc (the “Company”) appointed Krisztina Doroghazi, Senior Vice President, Controller and Chief Accounting Officer of the Company, as principal accounting officer for purposes of the Company’s filings with the Securities and Exchange Commission. Ms. Doroghazi, age 46, will oversee the Company’s accounting matters. Maryann T. Mannen will continue in her role as Executive Vice President and Chief Financial Officer of the Company, but will no longer serve as the Company’s principal accounting officer as of the date of Ms. Doroghazi’s appointment.

Since March 1, 2018, Ms. Doroghazi has served as the Company’s Senior Vice President, Controller and Chief Accounting Officer. Prior to joining the Company, Ms. Doroghazi most recently served as the Senior Vice President of Financial Planning and Reporting of MOL Group, an integrated, international oil and gas company, a position she held from May 2015. Prior to this role, Ms. Doroghazi held various other senior management roles at MOL Group, including Regional Chief Financial Officer from October 2012 to May 2015 and Vice President of Accounting and Tax from September 2011 to September 2012, as well as Chief Financial Officer of IES S.p.A., an Italian subsidiary of MOL Group, from January 2008 to August 2011. She joined MOL Group in May 2003 as Vice President of Accounting and Tax, a position she held through December 2007. Prior to her various positions at MOL Group, Ms. Doroghazi served as Audit Manager at Ernst and Young and Arthur Andersen. Ms. Doroghazi received her bachelor’s degree in economics from Budapest College for Foreign Trade and since 1998 has been a Qualified Chartered Accountant and member of the Hungarian Chamber of Auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

Date: July 27, 2018	By:	/s/ Dianne B. Ralston
	Name:	Dianne B. Ralston
	Title:	Executive Vice President,
Chief Legal Officer and Secretary